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[LOGO] Narrowstep TM The TV on the Internet Company


NEWS RELEASE for August 8, 2005
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Contact:   Allen & Caron (investors)       Narrowstep Inc.
           Joseph Allen                    Andria Allan, Director of PR
           joe@allencaron.com              aallan@narrowstep.com
           212 691 8087                    +44 7810 283098

                      NARROWSTEP INC APPROVED FOR QUOTATION
                            ON THE OTC BULLETIN BOARD

           Stock will Trade as "NRWS;" Trading Restrictions Explained

LONDON (August 8, 2005) ... Narrowstep(TM) Inc., the TV on the Internet Company, announced that shares of its common stock have been approved for quotation on the Over-the-counter Bulletin Board in the United States and will be quoted under the ticker symbol "NRWS."

     Narrowstep CEO Iolo Jones commented, "We believe that this is a step forward in improving the liquidity of our shares, and a notable event for Narrowstep shareholders and that quotation of our stock on the Bulletin Board will expose our company to more investors in the US financial community."

     Narrowstep's latest quarterly report on Form 10-QSB was filed with the Securities and Exchange Commission (SEC) on July 14, 2005, and covers the quarter ended May 31, 2005, which is the first quarter of Narrowstep's fiscal year ending February 28, 2006. Its special financial report on Form 10-KSB was filed on July 12, 2005. These and other reports are available at www.sec.gov. For the quarter ended May 31, 2005, Narrowstep reported revenue of $392,251 vs revenue of $339,123 for the same period of the prior year. Narrowstep reported a loss for the period of $1.2 million or $0.04 loss per share, vs a loss of $1.2 million or $0.04 loss per share for the same period of the previous year. For the year ended February 28, 2005, Narrowstep reported revenue of $1,375,613 vs revenue of $520,760 for the prior year. Narrowstep reported a loss for the year ended February 28, 2005, of $4.6 million or $0.16 loss per share, vs a loss of $3.2 million or $0.17 loss per share for the prior year.

     Narrowstep cautions investors that sales may not be effected at this time under its Registration Statement on Form SB-2 (File No. 333-108632) because the Registration Statement must first be amended to update certain information contained therein, including to reflect the financial information summarized above. That amendment will be required to be declared effective by the SEC before the Registration Statement may be used. Narrowstep expects that the Registration Statement will become available for sales before the end of September.

                               MORE - MORE - MORE

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NARROWSTEP INC APPROVED FOR QUOTATION
Page 2-2-2

     Narrowstep advises stockholders that Rule 144 promulgated under the Securities Act of 1933, as amended, may enable certain stockholders to sell some or all of their shares in the open market without using the Registration Statement to effect those sales. Under Rule 144, stockholders who have held their shares for more than one year may effect sales under that Rule, subject to certain information requirements and volume and manner of sale restrictions. Stockholders who have held their shares for more than two years and who are not "affiliates" of Narrowstep and have not been affiliates of Narrowstep for at least three months may freely resell their shares without restriction under Rule 144(k). Any sales must be made in accordance with applicable state securities laws. STOCKHOLDERS SHOULD DISCUSS WITH THEIR BROKERS OR OTHER FINANCIAL ADVISORS THE RESTRICTIONS ON TRANSFER OF NARROWSTEP SHARES THAT MAY APPLY TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

ABOUT NARROWSTEP INC.

     Narrowstep Inc. (OTC BB: NRWS) is a leading provider of internet-based video content delivery. Narrowstep's product and service offerings enable customers to distribute channels of video-based content and provide related services over the internet. The Narrowstep system, TV Station in a Box(TM), enables comprehensive delivery of video content and television-like programming to mobile, wireless, internet, broadband and broadcast services. The Narrowstep system enables owners and users of video content to reach audiences by "narrowcasting" - targeting delivery of specific content to interested groups Based in London, England, Narrowstep provides services to clients in the United Kingdom, the United States, and various other countries throughout the world, including Japan, Germany, Sweden and the Netherlands. To learn more, visit WWW.NARROWSTEP.COM.

FORWARD LOOKING STATEMENT

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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